Exhibit 99.1

Investor Contacts:
Olga Guyette, Sr. Director-Investor Relations & Treasury (781) 356-9763 olga.guyette@haemonetics.com	David Trenk, Manager-Investor Relations (203) 733-4987 david.trenk@haemonetics.com

Media Contact:
Josh Gitelson, Director-Global Communications (781) 356-9776 josh.gitelson@haemonetics.com

Haemonetics Corporation Announces Definitive Agreement to Acquire OpSens, Inc.

Expands Haemonetics’ Hospital portfolio with innovative fiber optic sensor technology for interventional cardiology

Significant commercial synergies with Haemonetics’ existing Vascular Closure portfolio

Accelerates Haemonetics’ transformational growth

Boston, MA, October 10, 2023 – Haemonetics Corporation (NYSE: HAE), a global medical technology company focused on delivering innovative medical solutions to drive better patient outcomes, and OpSens, Inc. (TSX:OPS) (OTCQX:OPSSF), a medical device cardiology-focused company delivering innovative solutions based on its proprietary optical technology, today announced that they have entered into a definitive agreement under which Haemonetics will acquire all outstanding shares of OpSens for CAD $2.90 per share in an all-cash transaction representing a fully diluted equity value of approximately USD $253 million at current exchange rate.

OpSens offers commercially and clinically validated optical technology for use primarily in interventional cardiology. OpSens’ core products include the SavvyWire®, the world’s first and only sensor-guided 3-in-1 guidewire for TAVR procedures, that acts as pacing and pressure monitoring wire advancing the workflow of the procedure and enabling potentially shorter hospital stays for patients, and the OptoWire®, a pressure guidewire that aims to improve clinical outcomes by accurately and consistently measuring Fractional Flow Reserve (FFR) and diastolic pressure ratio (dPR) to aid clinicians in the diagnosis and treatment of patients with coronary artery disease. OpSens also manufactures a range of fiber optic sensor solutions used in medical devices and other critical industrial applications.

Stewart Strong, President, Global Hospital at Haemonetics, said, “With the acquisition of OpSens, we expand our leadership in interventional cardiology and strengthen our foundation for additional growth and diversification. By leveraging OpSens’ proprietary optical sensor technology, our global commercial infrastructure, and our relationships with the top US hospitals performing TAVR and PCI procedures, we have a powerful opportunity to improve standards of care for more physicians and patients worldwide. We are excited to welcome OpSens’ talented team and look forward to advancing our shared commitment to maximizing patient benefits and value for our customers.”

This transaction creates compelling financial and strategic benefits for Haemonetics:

▪Expands Hospital business unit portfolio with innovative fiber optic sensor technology in the attractive interventional cardiology market. OpSens' portfolio utilized in TAVR and PCI procedures offers strong competitive advantages with a total addressable market of approximately $1 billion. OpSens technology is also being used across a range of medical and industrial applications, representing additional avenues for growth and diversification.

▪Leverages Haemonetics’ commercial and geographic breadth to accelerate adoption. OpSens' product portfolio has already demonstrated commercial success and is well-positioned for long-term growth. Haemonetics’ commercial success with its VASCADE® Vascular Closure portfolio, combined with extensive existing commercial and clinical infrastructure, will accelerate customer access to OpSens’ products with the potential to make SavvyWire the leading guidewire for TAVR procedures in the U.S. Additionally, Haemonetics’ presence in high-growth international markets will enable further penetration of OpSens products in these regions.

•Augments long-term growth with additional product and market expansion opportunities. Haemonetics plans to build on the OpSens acquisition to further expand its Hospital business through internal and external R&D, clinical, and other business development efforts. Over the past several quarters, Haemonetics has made additional strategic investments, which would further complement OpSens’ portfolio and strengthen Haemonetics’ leadership in interventional cardiology, including in VivaSure Medical®, the company that developed PerQSeal®, an innovative percutaneous large-bore vessel closure technology.

•Delivers immediate and longer-term financial benefits. The transaction is expected to be immediately accretive to Haemonetics’ revenue growth. On a GAAP basis, Haemonetics expects this transaction to be slightly dilutive to earnings per diluted share in fiscal year 2024 due to transaction and integration costs and accretive thereafter. Haemonetics expects this transaction to be immediately accretive to adjusted earnings per diluted share.

Transaction Details and Financing

The transaction will be affected by way of an arrangement under the Business Corporations Act (Québec). Completion of the acquisition is subject to the approval of OpSens shareholders, receipt of court and regulatory approval, as well as certain other closing conditions customary for transactions of this nature. The transaction is expected to close by the end of January 2024.

Haemonetics plans to finance this acquisition through a combination of cash and a revolving credit facility. Following this acquisition, Haemonetics’ net debt to EBITDA ratio, per the terms set forth in the Company's existing Credit Agreement, is expected to be approximately 2.1x.

Advisors

Goldman Sachs & Co. LLC served as financial advisor for Haemonetics and DLA Piper as legal advisor. Piper Sandler LLC served as OpSens' financial advisor, while Norton Rose Fulbright served as its legal advisor.

Supplemental Information

Haemonetics posted supplemental slides with additional information about this transaction to Haemonetics’ investor relations website. These slides can also be accessed by following this link: https://haemonetics.gcs-web.com/static-files/7e0041fd-89d4-4f20-bbd0-947c00118c05

About Haemonetics

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements do not relate strictly to historical or current facts and may be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “forecasts,” “foresees,” “potential” and other words of similar meaning in conjunction with statements regarding, among other things, (i) plans and objectives of management for the operation of Haemonetics, (ii) statements regarding the timing of completion of the acquisition and the consummation of the acquisition, (iii) the anticipated financing of the transaction and the Company’s net debt to EBITDA ratio following completion of the acquisition, (iv) the anticipated benefits to Haemonetics arising from the completion of the acquisition, (v) the impact of the acquisition on Haemonetics' business strategy and future business and operational performance, and (vi) the assumptions underlying or relating to any such statement. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon Haemonetics' current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.

Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the failure to realize the anticipated benefits of the acquisition or the acquisition, its announcement or pendency having an unanticipated impact, Haemonetics' ability to predict accurately the demand for products and products under development by it or OpSens and to develop strategies to successfully address relevant markets, the impact of competitive products and pricing, technical innovations that could render products marketed or under development by Haemonetics or OpSens obsolete, risks related to the use and protection of intellectual property, the risk that the transaction may not be completed in a timely manner or at all (whether due to the failure of OpSens to obtain shareholder approval, the failure to obtain approval of the Québec Superior Court or otherwise), and the risk that using debt to finance, in part, the acquisition will increase Haemonetics' indebtedness. These and other factors are identified and described in more detail in Haemonetics' filings with the U.S. Securities and Exchange Commission ("SEC"). Haemonetics does not undertake to update these forward-looking statements.

Non-GAAP Financial Measures

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the expected impact of the Company’s acquisition of OpSens and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, adjusted earnings per diluted share excludes restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation ("MDR") and In Vitro Diagnostic Regulation ("IVDR"), integration and transaction costs, certain tax settlements and unusual or infrequent and material litigation-related charges, and the tax impact of these items. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

The Company does not attempt to provide reconciliations of forward-looking adjusted earnings per diluted share guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Additional Information Regarding the Transaction

In connection with the proposed transaction, OpSens will file with the Canadian Securities Administrators in each of the provinces of Canada (the "CSA") and mail or otherwise make available to its shareholders a management information circular (the "Proxy Circular") regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, OPSENS’ SHAREHOLDERS ARE URGED TO READ THE PROXY CIRCULAR IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE CSA IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Proxy Statement and other documents that OpSens files with the CSA (when available) from the CSA's website at www.sedarplus.ca and from OpSens' website at www.opsens.com.